Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$204,345,819
Unrealized Gain (Loss) on Market Value of Commodity Futures	(66,440,709)
Dividend Income	42,599
Interest Income	71,562
ETF Transaction Fees	10,000
Total Income (Loss)	$138,029,271

Expenses
General Partner Management Fees	$1,170,297
Professional Fees	804,476
Brokerage Commissions	118,682
Directors' Fees and insurance	72,992
NYMEX License Fee	39,010
SEC & FINRA Registration Expense	41
Total Expenses	$2,205,498
Net Income (Loss)	$135,823,773

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/21	$3,044,055,862
Additions (2,300,000 Shares)	100,099,860
Withdrawals (4,400,000 Shares)	(197,448,092)
Net Income (Loss)	135,823,773

Net Asset Value End of Month	$3,082,531,403
Net Asset Value Per Share (68,123,603 Shares)	$45.25

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596